The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 8, 2023

Preliminary Prospectus Supplement
(To Prospectus dated September 18, 2023)
$
Jones Lang LaSalle Incorporated

% Senior Notes due 20
Jones Lang LaSalle Incorporated (the “Company,” “JLL” or “we”) is offering $        aggregate principal amount of its        % Senior Notes due 20        (the “notes”). The notes will mature on        , 20        . The notes will bear interest at an annual rate of               %, and interest will be payable semiannually in arrears on              and               of each year, beginning on              , 2024.
We may redeem the notes, at any time in whole or from time to time in part, prior to their maturity, at the applicable redemption prices described under the caption “Description of the Notes—Optional Redemption.” If a Change of Control Triggering Event (as defined herein) occurs, we may be required to offer to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of repurchase, subject to certain conditions. See “Description of the Notes—Change of Control.”
The notes will be our unsecured obligations and will rank equally in right of payment with our existing and future unsubordinated indebtedness. The notes will be effectively subordinated to our secured indebtedness, if any, to the extent of the collateral securing such indebtedness, and to all indebtedness and other liabilities of our subsidiaries, including the guarantees of indebtedness under the credit facility (as defined herein).

The notes will be issued in registered form only in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and beginning on page 26 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

	Per Note	Total
Public offering price(1)%		$
Underwriting discounts	%	$
Proceeds, before expenses, to us	%	$

(1)    Plus accrued interest from              , 2023 if settlement occurs after that date.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the notes.
The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, S.A., and Euroclear Bank S.A./N.V., on or about               , 2023.
Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan	BofA Securities	BMO Capital Markets	HSBC

The date of this prospectus supplement is              , 2023.

We have not, and the underwriters have not, authorized any person to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the underwriters are not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.
S-i

Prospectus Supplement

Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the prospectus dated September 18, 2023, which is part of our Registration Statement on Form S-3 (Registration No. 333-274557), and contains more general information, some of which may not apply to this offering of notes.
This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of notes, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our outstanding debt and other information you should know before investing in the notes. The accompanying prospectus gives more general information, some of which may not apply to the notes offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.
It is important for you to read and consider all information contained in (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by us or on our behalf or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information” before making any investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus supplement.
No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus we may provide to you. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer of any of the notes or an invitation on behalf of us or the underwriters or any of them to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflicts of Interest).”
References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
Certain statements in this prospectus supplement and the documents incorporated by reference herein or in the accompanying prospectus contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may also be included in our other public filings, press releases, our website and oral and written presentations by management.
Statements in the future tense, and all statements accompanied by terms such as “believe,” “will,” “may,” “could,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan” and variations thereof and similar terms, are intended to be forward-looking statements. Such statements do not relate strictly to historical or current facts as they relate to our intent, belief and current expectations about our strategic direction, prospects and future results, and give our current expectations or forecasts of future events. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made.
Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties are described in “Risk Factors” in this prospectus supplement and the accompanying prospectus and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”). Risk Factors may also be described from time to time in our future reports filed with the Securities and Exchange Commission (the “SEC”). You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. The forward-looking statements in this prospectus supplement represent our estimates and assumptions only as of the date of this prospectus supplement. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations or the occurrence of unanticipated events after the date of those statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Since it is a summary, this section does not contain all the information that you should consider before investing in the notes. You should carefully read the entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein prior to making an investment decision. In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “ours,” “JLL,” “Jones Lang LaSalle,” and the “Company” refer to Jones Lang LaSalle Incorporated and its subsidiaries.
Company Overview
JLL is a leading professional services firm that specializes in real estate and investment management. We shape the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $20.9 billion, operations in over 80 countries and a global workforce of more than 103,000 as of December 31, 2022. We provide services for a broad range of clients who represent a wide variety of industries and are based in markets throughout the world. Our clients vary greatly in size and include for-profit and not-for-profit entities, public-private partnerships and governmental (“public sector”) entities. Through LaSalle Investment Management, we invest for clients on a global basis in both private assets and publicly traded real estate securities.
Our global platform and diverse service and product offerings position us to take advantage of the opportunities in a consolidating industry and to successfully navigate the dynamic and challenging markets in which we compete worldwide.
Our Services and Business Segments
We are driven to shape the future of real estate for a better world. We do this by addressing the needs of real estate owners, occupiers and investors, leveraging our deep real estate expertise and experience to provide clients with a full range of services on a local, regional and global scale. Our five segments, and the services we provide within them, include:
1. Markets Advisory
Markets Advisory offers local expertise across the globe covering a comprehensive range of services across asset types. We aggregate such services into three categories: Leasing, Property Management and Advisory, Consulting and Other.
Leasing
Agency Leasing executes marketing and leasing programs on behalf of property owners (including investors, developers, property-owning companies and public entities), including product positioning, target tenant identification and competitor analysis through to securing tenants and negotiating leases with terms that reflect our clients’ best interests. In 2022, we completed approximately 18,200 agency leasing transactions representing 380 million square feet of space.
Tenant Representation establishes strategic alliances with occupier clients to define space requirements, identify suitable alternatives, recommend appropriate occupancy solutions and negotiate lease and ownership terms with landlords. Our involvement helps our clients reduce real estate costs, minimize occupancy risk, improve occupancy control and flexibility and create more productive office environments. In 2022, we completed approximately 24,400 tenant representation transactions representing 650 million square feet of space.
Our agency leasing and tenant representation advisory anchors to the workplace of the future and helps owners and occupiers realize their sustainability commitments and goals. Both our agency leasing and tenant representation fees are typically based on a percentage of the value of the lease revenue commitment for executed leases, although in some cases they are based on a monetary amount per square foot leased.

Property Management
Property Management provides services to real estate owners for office, industrial and logistics, retail, multi-housing and specialty properties. We typically provide property management services through local teams, which are generally on-site for office and multi-housing properties, supported by regional supervisory teams and central resources in such areas as technology, training, environmental services, accounting, marketing, lease administration and human resources. We leverage our market share and buying power to deliver superior service and value to our clients, and our extended delivery team increasingly uses new technology and digital capabilities we deploy at the property. This allows clients to drive value, optimize operations, gain insights and elevate the tenant experience. Our work with clients also includes advisory, tenancy management and services focused strategically on reducing energy usage and carbon impact.
As of December 31, 2022, we provided property management services for properties totaling approximately 3.0 billion square feet.
We are generally compensated by either directly agreeing to a fixed fee, a cost plus fee model or based upon a percentage of cash collections we make on behalf of our clients, or based on square footage managed; in some cases, management agreements provide for incentive compensation relating to operating expense reductions, gross revenue or occupancy objectives or tenant satisfaction levels. Consistent with industry norms, management contract terms typically range from one to three years, although some contracts can be terminated at will at any time following a short notice period, usually 30 to 120 days.
Advisory, Consulting and Other
Advisory and Consulting provides clients with specialized, value-add real estate consulting services in such areas as occupier portfolio strategy, workplace solutions, location advisory, mergers and acquisitions advisory, asset management, development advisory and master planning activities.
We typically negotiate compensation for Advisory and Consulting based on developed work plans that vary based on the scope and complexity of projects.
2. Capital Markets

Capital Markets is a full-service global provider of capital solutions creating a world of opportunity for investors and owners of real estate. As a leading provider of commercial property sales, debt and value & risk advisory services, we combine the unique knowledge of our people with the power of collective insight and technology made possible by our fully integrated capital markets platform. Our broad array of services include (ordered alphabetically):

● Debt advisory	● Loan sales
● Equity advisory (funds and placement, M&A and corporate advisory)	● Loan servicing
● Investment sales and advisory	● Value & risk advisory
Investment Sales, Debt/Equity Advisory and Other
We provide brokerage and other services for real estate transactions, such as sales or loan originations and refinancing. M&A and corporate advisory services include sourcing capital, both equity and debt, and other traditional investment banking services designed to assist investor and corporate clients to maximize the value of their real estate interests. To meet client demands for selling and acquiring real estate assets domestically and internationally, our Capital Markets teams combine local market knowledge with our access to global capital sources to provide superior execution in raising capital for real estate transactions. By originating, developing and introducing innovative new financial products and strategies, Capital Markets is integral to the business development efforts of our other businesses. Most of our revenues are in the form of fees, derived from the value of transactions we complete or securities we place. In certain circumstances, we receive retainer fees for portfolio advisory or consulting services. For the year ended December 31, 2022, we provided capital markets services for approximately $286 billion of client transactions.

Value & Risk Advisory
Our Value & Risk Advisory professionals provide several services, including valuation, secured lending advisory, transaction support, data and analytics, development advisory, asset and infrastructure advisory, business valuation, property tax advisory and restructuring. We usually negotiate compensation for Value & Risk Advisory services based on the scale and complexity of each assignment, and our fees typically relate in part to the value of the underlying assets.
Loan Servicing
In the U.S., we are a commercial multifamily lender and loan servicer approved by Freddie Mac, Fannie Mae and Housing and Urban Development/Ginnie Mae (the “Agencies”). In addition, we are one of only 24 Fannie Mae Delegated Underwriting and Servicing (“DUS”) lenders. We service substantially all the loans we originate and sell to the Agencies, and service loans we did not originate but subsequently acquire the rights to service. We obtain a periodic fee for each loan we service based on a proportion of the cash collections. As of December 31, 2022, we serviced a loan portfolio of approximately $134 billion.
3. Work Dynamics
Workplace Management (“WPM”)
As a strategic partner of clients with a multinational footprint, Work Dynamics offers a single, cohesive service-delivery team focused on three key value levers: (i) making informed, data-driven decisions and digital transformation, (ii) achieving operational excellence through improved productivity and financial performance and (iii) attracting and retaining key talent through an enhanced user experience.
WPM provides comprehensive facility management services globally to corporations and institutions that outsource the management of the real estate they occupy, typically those with large multi-market portfolios of over one million square feet. Our WPM offering leverages tech-enabled solutions and focuses on the work, worker and workplace to help clients manage costs, achieve sustainability goals, improve workplace service delivery and enhance end-user experience and performance.
Our globally-integrated delivery team includes our own personnel as well as third-party vendors and subcontractors who meet clients’ needs by providing consistent service delivery worldwide and a single point of contact for their real estate service needs.
WPM solutions offered to clients range from mobile engineering at a single location to a full-service outsourcing, where we execute day-to-day operations management of client site locations, delivered through a globally integrated platform with standardized processes. Facilities under management cover all real estate asset classes, including corporate headquarters, distribution facilities, hospitals, research & development facilities, data centers and industrial complexes. As of December 31, 2022, WPM managed approximately 1.6 billion square feet of real estate for our clients.
WPM contracts are generally structured on a principal basis (a fixed fee, guaranteed maximum or reimbursement-based pricing model) but may also be on an agency basis. Typically, our structures include a direct or indirect reimbursement for costs of client-dedicated personnel and third-party vendors and subcontractors in addition to a base fee and performance-based fees. Performance-based fees result from achieving quantitative and qualitative performance measures and/or target scores on recurring client satisfaction surveys. WPM agreements are typically three to seven years in duration and, although most contracts can be terminated at will by the client upon a short notice period (usually 30 to 60 days), a transition period of six to twelve-months is more common in our industry. We typically experience a high renewal rate, with most clients renewing their contracts at least once; many of our largest contracts have been in place for more than a decade.
Project Management
Project Management provides consulting, design, management and build services to tenants of leased space, owners in self-occupied buildings and owners of real estate investments, leveraging technology to drive outstanding service delivery. We also provide services to public-sector clients, notably military and government entities, and educational institutions, primarily in the U.S. and to a growing extent in other countries. We bring a “life cycle” perspective to our clients, from consulting and capital management through design, construction and occupancy via our JLL brand, while we also provide fit-out, refurbishment and design services under the Tétris brand, predominantly in Europe.
Our Project Management business is generally compensated on the basis of negotiated fees as well as reimbursement of costs when we are principal to a contract (or client). Individual projects are generally completed in less than one year, but client contracts may extend multiple years in duration and govern a number of discrete projects.
Portfolio Services
Through the suite of services our Work Dynamics business provides to clients via our “One JLL” approach, we gain deep knowledge and extensive data about their corporate real estate footprints, business strategies and organizational priorities. This knowledge enables our consulting practice to effectively advise clients on how to optimize their workplace strategies and occupancy planning to improve utilization and ultimately enhance the productivity and well-being of those who use the space. More broadly, this advice may extend to our clients’ portfolio strategies, including location advisory, transaction management, lease administration, technology implementation and optimization, and options to add and integrate flexible space solutions. Our fee structures vary and are based on the point-in-time or over-time nature of services and deliverables provided to our clients.
4. JLL Technologies
JLL Technologies leverages its comprehensive technology portfolio of software platforms, apps, hardware and technology services, as well as innovations from venture-backed companies, to help organizations maximize their real estate experience.
Services and Software Solutions
We offer professional services including program and project management, implementation and support, managed services and advisory/consulting services. We recognize the associated revenue at the time our performance obligation is satisfied, sometimes over the course of multiple years.
In addition, our cloud-based software solutions enable higher-quality insight and decision-making through improved data and analytics, creating opportunities to improve clients’ financial performance. These solutions are typically sold via subscription offerings and we recognize revenue over time, commensurate with the length and terms of the contract. Examples include:
•Building Engines, a comprehensive system that unites the technology and applications used to manage a building with simplified upstream and downstream user interactions;
•Corrigo, a mobile and desktop-integrated product that enables facility managers to efficiently manage work orders, centralize repairs and maintenance and automate tasks, all on a scalable level; and

•Hank, a technology which uses machine learning and artificial intelligence to optimize building energy efficiency, maintenance costs and tenant comfort, facilitating improved property operating income.
An additional product offering is JLL Marketplace, which enables one-stop shopping for facility product needs and supports ordering, billing and order tracking. We generate revenue by taking a share from gross market value of all goods and services sold via this platform.
JLL Spark – Investments in Proptech
We incubate and drive property technology (“proptech”) innovation across the real estate spectrum, supporting the development of an array of products and data analytics tools. One way we achieve this goal is through strategic investments in proptech funds and early to mid-stage proptech companies, including through our JLL Spark Global Ventures Funds.
5. LaSalle
LaSalle is a global, real estate investment management firm that invests institutional and individual capital in real estate assets and securities with a strategic priority to meet client objectives and deliver superior risk-adjusted returns over market cycles.
LaSalle launched its first institutional investment fund in 1979, making us one of the most experienced real estate focused investment managers in the industry. We have invested, on behalf of our clients and ourselves, in real estate assets located in 28 countries around the globe, as well as in public real estate companies traded on all major stock exchanges. LaSalle provides clients with a broad range of real estate investment products and services, designed to meet the differing strategic, asset allocation, risk/return and liquidity requirements of our clients. The range of investment solutions are offered either through commingled or single investor strategies and include private and public equity investments and real estate debt strategies structured as private or public open-ended funds or private closed-end funds (commingled funds), separate accounts, joint ventures or co-investments.
LaSalle’s assets under management (“AUM”) of $79.1 billion, as of December 31, 2022, by geographic distribution and fund type is detailed in the following graphics ($ in billions).
We believe our ability to co-invest alongside our clients’ funds aligns our interests and will continue to be an important differentiating factor in maintaining and improving our investment performance and attracting new capital to manage. As of December 31, 2022, we had a total of $366.5 million of co-investments, alongside our clients, in real estate ventures included in total AUM.
LaSalle is compensated for investment management services for private equity investments based on capital committed, capital deployed and managed (advisory fees), with additional fees tied to investment performance above specific hurdles (incentive fees). In some cases, LaSalle also receives fees tied to acquisitions, financings and dispositions (transaction fees). Separate account advisory agreements generally have specific terms with “at will”

termination provisions and include fee arrangements calculated on the mark to market value of the assets, plus, in some cases, incentive fees.
Our investment funds have various life spans, typically ranging between five and nine years, but in some cases are open ended. In 2022, our open-ended funds grew nearly 20% and represented approximately 35% of AUM as of December 31, 2022.
Competition and Industry Trends
Competition
We operate across a wide variety of highly competitive business lines within the commercial real estate industry globally. Our significant growth over the last decade, and our ability to take advantage of the substantial consolidation which has taken place in our industry, have made us one of the largest commercial real estate services and investment management providers on a global basis.
Since we provide a broad range of commercial real estate and investment management services across many geographies, we face significant competition at international, regional and local levels. We also face competition from companies who may not traditionally be considered real estate service providers, including institutional lenders, insurance companies, investment banking firms, investment managers, accounting firms, technology firms, software-as-a-service companies, firms providing co-working space, firms providing outsourcing services of various types (including technology, food service and building products) and companies that self-perform their real estate services with in-house capabilities.
Industry Trends
Informing our long-term growth strategy, we have identified five macro trends we see as major guiding influences on the continued expansion and evolution of the real estate sector. Each of these trends has a multi-year lifespan, and while the COVID-19 pandemic, geopolitical uncertainty and macroeconomic volatility have acted to slow some and accelerate others, we expect all five trends to maintain their long-term trajectory and relevance over the next decade. These macro trends are:

Growth in corporate outsourcing. While corporate outsourcing of real estate services still represents the minority of the total commercial-built real estate worldwide, the steady long-term trend towards outsourcing which began in the early 1990s, originally with U.S.-based corporations, is now a global trend. By focusing their own resources on core competencies and partnering with dedicated service providers like JLL to manage real estate strategy and activities, organizations are better positioned to advance their goals of financial and operational performance, talent attraction, customer experience, employee productivity and environmental sustainability.
In corporate boardrooms around the world, there is a growing focus on reimagining workplaces and concepts for the future of work. These are areas in which JLL holds deep expertise and sector-leading specialist experience and resources. Across different industries we are positioned to provide highly adaptive and relevant solutions that promote organizational culture and prioritize health and well-being, flexible working models and technology enablement. At present, we are already seeing further growth in the strong and sustained trend for organizations to outsource real estate services while increasingly seeking strategic advice on reimagining their workspaces and workstyles to reinforce culture, attract talent and drive performance.

Rising investment allocations and globalization of capital flows to real estate. In the years following the 2008 global financial crisis, as investors reappraised investment allocations and priorities, real estate emerged out of its previous “alternative investment” classification to become a major defined asset class of its own. This began a sustained long-term trend of rising investment allocations to the real estate sector. While significant global and market events such as the initial onset of the pandemic in 2020 and economic downturn of 2022 have significant near-term impacts on real estate investment transaction volumes, the deeply engrained long-term trend has quickly and strongly reasserted itself in recent history. Currently, we believe there remains a substantial amount of capital seeking the right opportunities to access real estate’s distinctive investment characteristics. Following a period of repricing, we anticipate an upswing in transaction volumes and reestablishment of the long-term trend in capital flows into real estate.
Complementing this, we anticipate increased capital flows across borders and between continents creating new opportunities for advisors and investment managers equipped to source and facilitate these capital flows and execute cross-border transactions. Our real estate investment expertise, linking seamlessly across the world’s major markets, is ideally placed to support our clients’ investment ambitions.
Urbanization. While urban life and the long-term global trend of migration into the world’s major cities was thrown into flux by the initial onset of the pandemic, its foundations are deep and a dynamic future is already taking discernible shape. Cities continue to provide the concentrations of culture, diversity, opportunity, facilities and creative expression to attract strong inflows of ambitious and aspirational people. While work patterns and preferences will continue to rapidly evolve, driven in part by new possibilities created by technology and the widespread adoption of flexible working, cities will thrive as they deliver on people’s lifestyle and economic ambitions, characterized by vibrant and reimagined office, cultural, retail and residential profiles.
In October 2022, the World Bank’s latest urban development update predicted that 70% of people worldwide will live in cities by 2050, up from 56% as of the report date. With that growth will come increasing demand for all forms of real estate services and advice. JLL has a well-established global research series - the City Momentum Index - exploring this and associated trends in more depth, including related dynamics in the way the world’s 130 emerging and established markets are growing, adapting and evolving.
Fourth Industrial Revolution. The World Economic Forum defines the Fourth Industrial Revolution as the wave of change being driven through advances in technology, data and artificial intelligence. The real estate industry is affected in many ways including, for example, (1) the transition to flexible and hybrid office working models, (2) new data-driven understanding of how all forms of real estate can be more efficient, sustainable and productive, (3) the rise of experiential and online retail, (4) new asset management technologies and (5) the growth of the logistics sector.
While there is currently no single technology disruptor positioned to dominate the real estate industry, there are thousands of start-ups, applications and concepts vying to transform the marketplace, collectively known as proptech. The challenge to innovate and maximize the current and future benefits of proptech is constant. At the heart of our Beyond strategy (discussed below), supported by major ongoing investments and innovations, we continue to accelerate progress toward our goal of becoming the widely-recognized leading user of technology and data in real estate.
Sustainability. Addressing and managing climate change and the finite nature of global resources are defining issues for our time. According to the International Energy Agency, real estate and the built environment account for nearly 40% of total global direct and indirect CO₂ emissions. At the same time, stakeholders are demanding greater focus on environmental, social and corporate governance (“ESG”) from businesses and organizations in all areas of society. These and other factors, including heightened awareness of the importance of promoting health and well-being, coalesce into strong rising demand for sustainability services and advice across the real estate industry. JLL has identified meeting this demand as a major growth opportunity and priority, aligning with our purpose to shape the future of real estate for a better world.
Competitive Differentiators
We deliver exceptional strategic, fully-integrated services, best practices and innovative solutions for real estate owners, occupiers, investors and developers worldwide through an integrated global platform. We invest in technology and data capabilities that enable our people to be more productive and provide clients the best insights. These characteristics among others distinguish us from our competitors, drive service excellence and customer loyalty, and demonstrate our commitment to a sustainable future.
While we face formidable competition in individual markets, the following are key attributes differentiating JLL for clients seeking real estate and investment management services across the globe.

Client Relationship Management. Our client-driven focus enables us to develop, sustain and grow long-term client relationships that generate repeat business and create recurring revenue opportunities. Our clients are the center of our business model, and we enable superior service delivery through ongoing investments in the people, processes and tools that support client relationship management. Our client experience management platform allows us to gather, understand and act on our clients’ feedback
Our goal is to provide a holistic understanding of our clients’ needs across our business, drive a customized experience and identify a single point of contact at JLL to be accountable for all the activities we undertake for each client. We achieve superior client service through best practices in client relationship management, seeking and acting on regular client feedback and recognizing each client’s own specific definition of excellence. We also invest in developing the highest caliber talent dedicated to managing our client relationships through an employee compensation and evaluation system aligned with our global career framework and designed to reward client relationship building, teamwork and quality performance.
Globally Integrated Business Model & “One JLL”. Through the combination of a wide range of high-quality, complementary services we deliver at consistently high service levels globally, we develop and implement real estate strategies that meet the increasingly complex and far-reaching needs of our clients. With operations spanning the globe, our in-depth knowledge of local and regional markets and “One JLL” approach - leveraging the ability and connectivity of our people - can provide services which address the entire life cycle of real estate around the world. “One JLL” enables cross-selling opportunities across geographies and service offerings that we expect will continue to develop new revenue sources and growth.
Technology Leadership. Technology is transforming commercial real estate (“CRE”) and CRE technology strategy is top of mind for our clients. We are focused on curating an industry-leading technology portfolio to tech-enable JLL and our clients by innovating and building technology solutions internally as well as by partnering with, investing in or selectively acquiring market leading proptech companies. We currently have a minority investment in more than 50 proptech companies that provide us access to innovative technology that could potentially disrupt our industry. Our unique technology strategy empowers our clients and creates material differentiation for our company while leading the transformation of our industry. Some examples of this include:
•A proprietary technology solution that drives higher productivity for our leasing brokers within Markets Advisory
•A proprietary technology platform that generates leads and insights for advisors in our Capital Markets business and helps us identify and win new business
•Corrigo, one of our software offerings, helps improve client outcomes and drive cost efficiency for our Work Dynamics business
•JLL GPT, a proprietary artificial intelligence application
In addition, through our JLL Technologies business, we offer a comprehensive set of products - including Building Engines, Corrigo and Hank - and services for investor and occupier clients.
Our globally-coordinated investments in research, technology, data and analytics, people, quality control and innovation provide a foundation for us to develop, share and continually evaluate best practices across our global organization. Our investments are focused on both platform and client-facing technology. Further, we will continue to develop and deploy technology to support our marketing and client development activities and to make our products and services increasingly accessible.
Brand. The combined strength of our JLL and LaSalle brands represents a significant advantage when we pursue new business opportunities and is also a major motivator for talented people to join our global brand. Large corporations, institutional investors and occupiers of real estate recognize our ability to create value reliably in changing market conditions, based on (i) evidence provided by brand perception surveys we have commissioned, (ii) extensive coverage we receive in top-tier business publications, (iii) awards we receive in real estate, sustainability, innovation, data/technology and ethics, as well as (iv) our significant, long-standing client relationships. Our reputation derives from our deep industry knowledge, excellence in service delivery, integrity and our global provision of high-quality, professional real estate and investment management services.
We believe in uncompromising integrity and the highest ethical conduct, where our Board of Directors and senior management lead by example. We are proud of the global reputation we have earned and are determined to protect and enhance it. The integrity our brand represents is one of our most valuable assets and a strong differentiator for JLL.

We unveiled our global brand idea SEE A BRIGHTER WAY in November 2022 which embodies our commitment to bring optimism, innovative ideas and unmatched intelligence in everything we do for our clients.
Employee Engagement. Our people are united by our purpose to shape the future of real estate for a better world. Our purpose combined with our strategic focus on people, technology and workspaces positions us for exciting business growth. Embedded in everything we do are our values: teamwork, ethics and excellence. Driving the best people experience is imperative, enabling our employees to continue to grow with JLL while also feeling part of an inclusive and collaborative culture.
Our goal-setting framework uses three categories of goals (clients, growth and people) that align our people’s efforts with enterprise-wide strategy throughout all levels of the organization and builds focus and attention on our priorities. Ongoing employee feedback is important to the continued improvement of our organization and to harness this valuable feedback, we conduct an all employee survey regularly, measuring key aspects such as engagement, leadership, inclusiveness and well-being.
Financial Strength. Our broad geographic reach and the range of our global service offerings diversify the sources of our revenue, reducing overall volatility in operating a real estate services business. This further differentiates JLL from firms with more limited service offerings or that are only local/regional and must rely on fewer markets or services.
Confidence in the financial strength of long-term service providers is important to our clients, who require this when they select real estate service providers. We focus on maintaining financial performance metrics, particularly our leverage and debt service coverage ratios, that support investment-grade financial ratings. We continue our long history of investment grade credit ratings from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”). Our issuer and senior unsecured ratings as of September 30, 2023 are Baa1 from Moody’s and BBB+ from S&P. Accordingly, our ability to present a strong financial condition may distinguish us as we compete for business.
We have ample capacity to fund our business. A key source of liquidity is our credit facility (as defined herein) provided by an international syndicate of banks, which as of September 30, 2023, after giving effect to the Financing Transactions (as defined herein), would have had a maximum borrowing capacity of $3.35 billion and a maturity date in 2026.
Focus on Sustainability. Leading on sustainability is fundamental to both our purpose and our long-term growth strategy with a strong correlation to the success of our business. Being a responsible corporate citizen is the right thing to do and is what our clients and employees expect from us.
As part of our commitment to sustainability, in 2018 we announced our support of the Taskforce on Climate-related Financial Disclosures (“TCFD”). Starting in 2019, we began a phased approach to evaluate (with subsequent refinements) the potential risks and opportunities to our business resulting from climate change in alignment with the TCFD recommendations.
Our first phase report in 2019 considered climate impacts on our business from a qualitative perspective, while our second phase report in 2020 assessed the physical effects of climate change on some of our most prominent office locations.
Industry-Leading Research and Data Capabilities. We invest in and rely on comprehensive research to support and guide the development of real estate and investment strategy for our clients. With approximately 550 research professionals who gather data and cover market and economic conditions around the world, we are a leading adviser within the commercial real estate industry. Research plays a key role in keeping colleagues throughout the organization and our clients attuned to important trends and changing conditions in world markets. We continue to devise and invest in new approaches through data science techniques and other technology to make our research, services and property offerings more readily available to our people and clients.
We believe our investments in research, technology, data science and analytics, people and thought leadership position JLL as a leading innovator in our industry. Our research initiatives investigate emerging trends to help us anticipate future conditions and shape new services to benefit our clients, which in turn help us secure and maintain profitable long-term relationships with the clients we target: the world’s leading real estate owners, occupiers, investors and developers.

Recent Developments
Financing Transactions
Credit Agreement Amendment
On November 3, 2023, the Company, Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed Amendment No. 5 (“Amendment No. 5”) to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 21, 2016 (as amended, the “Credit Agreement”), relating to the multi-currency revolving credit facility (the “credit facility”), with a syndicate of lenders. Bank of Montreal serves as Administrative Agent, and BMO Capital Markets Corp. and BofA Securities, Inc. served as Joint Lead Arrangers. Amendment No. 5 was entered into principally for purposes of extending the maturity of the Credit Agreement to November 3, 2028. All obligations under the Credit Agreement continue to be guaranteed by the Company and certain of its subsidiaries as guarantors.
The entry into Amendment No. 5 to the Credit Agreement and offering of the notes contemplated hereby, including an assumed use of proceeds to repay outstanding revolving borrowings, are referred to collectively as the “Financing Transactions.”
Corporate Information
Jones Lang LaSalle Incorporated was incorporated in 1997. Our principal executive offices are located at 200 East Randolph Drive, Chicago, Illinois 60601, and our telephone number is (312) 782-5800. Our website at www.jll.com. The content of our website is not a part of this prospectus. We use JLL as our principal trading name. Jones Lang LaSalle Incorporated remains our legal name. JLL is a registered trademark in the countries in which we do business, as is our logo. In addition, LaSalle Investment Management, which uses LaSalle as its principal trading name, is a wholly-owned subsidiary of Jones Lang LaSalle Incorporated. LaSalle is also a registered trademark in the countries in which we conduct business, as is its logo.

The Offering
The following summary contains certain material information about the notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the “Description of the Notes” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus. In this section, the terms “we,” “us,” “our” and “ours” refer to Jones Lang LaSalle Incorporated only and not to any of its subsidiaries.

Issuer	Jones Lang LaSalle Incorporated, a Maryland corporation.
Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .
Maturity Date	, 20 .
Interest	Interest on the notes will accrue at the rate of % per year, payable semiannually in arrears on and of each year, beginning on , 2024.
Optional Redemption	We may redeem the notes, at any time in whole or from time to time in part, prior to , 20 ( prior to the maturity date of the notes), at a redemption price equal to the greater of:

•    100% of the principal amount of the notes being redeemed; and
•    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the par call date (as defined below in “Description of the Notes—Optional Redemption”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of the Notes—Optional Redemption”), plus basis points less (b) interest accrued to the date of redemption;

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the par call date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

Ranking	The notes will be our unsecured senior obligations and will:
•rank senior in right of payment to all of our existing and future subordinated indebtedness;
rank equally in right of payment with all of our existing and future unsubordinated indebtedness, including borrowings under the $3.3 billion credit facility;
•be effectively subordinated to all of our existing and future secured indebtedness, if any, to the extent of the collateral securing such indebtedness; and

•be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including the Euro Notes, the guarantees of indebtedness under our credit facility, deferred business acquisition obligations of our subsidiaries and other indebtedness (other than intercompany debt) of our subsidiaries.
The notes will not be guaranteed by any of our subsidiaries.

Repurchase upon Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), we may be required to offer to repurchase the notes at a price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to certain conditions. See “Description of the Notes—Change of Control.”
Covenants	The indenture governing the notes contains covenants for the benefit of noteholders. These covenants restrict our ability to:
•incur liens;
•enter into sale and lease-back transactions; or
•consolidate, merge or sell or transfer all or substantially all of our assets.
These covenants are, however, subject to important exceptions, which are described in this prospectus supplement. See “Description of the Notes—Certain Covenants.”
Use of Proceeds
We estimate that we will receive proceeds from this offering of approximately $              million, net of underwriting discounts and estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, including the repayment of outstanding borrowings under our existing credit facility.

Conflicts of Interest
Affiliates of certain of the underwriters act as lenders under our credit facility. As a result of our use of proceeds for the repayment of outstanding borrowings under our credit facility, certain underwriters (or their respective affiliates) may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade-rated securities. See “Underwriting (Conflicts of Interest).”

Form and Denomination	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and multiples of $1,000 in excess thereof.
Risk Factors	Investment in the notes involves risks. You should carefully consider the information set forth in this prospectus supplement in “Risk Factors” beginning on page S-14, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.
Trustee	The Bank of New York Mellon Trust Company, National Association.
Governing Law	New York

RISK FACTORS
You should carefully consider the following risk factors, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The risk factors described below or incorporated by reference in the accompanying prospectus are not the only risks we or holders of the notes face. Additional risks not presently known to us or that we currently believe to be immaterial may also impair our business operations or adversely affect holders of the notes, and even the risks described below or in the risk factors incorporated by reference in the accompanying prospectus may adversely affect our business or holders of the notes in ways we have not described or do not currently anticipate. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, you may lose all or part of your original investment in the notes. In the remainder of this “Risk Factors” section, the terms “we,” “us” and “our” refer to Jones Lang LaSalle Incorporated only and not to any of its subsidiaries.
Risks Relating to the Notes
We are a holding company dependent on our subsidiaries for cash to service our debt.
Jones Lang LaSalle Incorporated is a holding company with no revenue-generating operations of its own. Our only significant assets are, and we expect our only significant assets will be, the outstanding capital stock and equity interests of our subsidiaries that are owned directly by us. We conduct, and intend to conduct, our business operations through our subsidiaries. Accordingly, our primary source of cash to pay our obligations is distributions and other transfers from our subsidiaries of their net earnings and cash flows. We cannot assure you that our subsidiaries will be able to, or will be permitted to, make distributions or other transfers to us that will enable us to make payments in respect of our indebtedness, including the notes. Each of our subsidiaries is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive sufficient distributions or other transfers from our subsidiaries, we may be unable to make the required principal and interest payments on our indebtedness, including the notes.
Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
As of September 30, 2023, after giving effect to the Financing Transactions, we would have had approximately $              billion of total long-term debt, including the current portion of long-term debt, and approximately $              billion available for additional borrowings under the credit facility. Our high level of debt could have important consequences, including the following:
•use of a large portion of our cash flow to pay principal and interest on our notes, our credit facility and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures and other business activities;
•increase our vulnerability to general adverse economic and industry conditions;
•limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
•restrict us from making strategic acquisitions or exploiting business opportunities;
•place us at a competitive disadvantage compared to our competitors that have less debt; and
•limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds or dispose of assets.
In addition, a substantial portion of our existing debt bears interest at variable rates. Market interest rates have increased over the past several years and may continue to increase as a result of action by the U.S. Federal Reserve and other factors, and as a result, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we sometimes enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.

Any of our secured debt will have claims with respect to the assets securing that debt that are superior to those of the notes.
The indenture governing the notes allows us and our subsidiaries to incur secured debt, subject to certain limitations that are subject to important exceptions. Our other debt instruments permit us and our subsidiaries to incur a substantial amount of indebtedness that can be secured by our and our subsidiaries’ assets. Any of our secured debt will be effectively senior to the notes to the extent of the value of the assets securing that secured debt or the amount of that secured debt outstanding, whichever is less. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations on the secured debt before any payment could be made on the notes. To the extent that those assets cannot satisfy our secured debt in full, the holders of our secured debt would have a claim for any shortfall that would rank equally in right of payment with the notes. In that event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes. At September 30, 2023, we did not have any outstanding secured debt; however, we may issue secured debt in the future.
The notes will be effectively subordinated to the existing and future liabilities of our subsidiaries.
Our equity interest in our subsidiaries is subordinate to any debt and other liabilities and commitments, including trade payables and lease obligations, of our subsidiaries, whether or not secured. The notes will not be guaranteed by our subsidiaries, and we may not have direct access to the assets of our subsidiaries unless these assets are transferred by dividend or otherwise to us. As of September 30, 2023, after giving effect to the Financing Transactions, the notes would have been effectively subordinated to $               billion of guarantees of indebtedness under our credit facility by our subsidiaries, $370.6 million of the Euro Notes (as defined herein) issued by one of our subsidiaries, $14.3 million of deferred business acquisition obligations of our subsidiaries and $117.6 million of other indebtedness (other than intercompany debt) of our subsidiaries. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions under applicable law. Our right to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization is subordinated effectively to the claims of that subsidiary’s creditors. As noteholders’ claims to the assets of our subsidiaries are derivative of our equity claims in our subsidiaries, the claims of our subsidiaries’ creditors are superior to any claims of the noteholders to any assets of our subsidiaries and any subsidiaries that we may in the future acquire or establish.
We cannot assure you that an active trading market will develop for the notes.
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or include the notes in any automated quotation system. We have been informed by the underwriters that they intend to make a market in the notes after this offering is completed. However, the underwriters are not obligated to make a market in the notes and may cease their market-making activities at any time in their sole discretion. In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally. As a result, we cannot assure you that an active trading market will develop or be maintained for the notes. If an active market does not develop or is not maintained, the market price of the notes may decline and the liquidity of the notes may be limited.
The Indenture governing the notes contains limited covenants and does not restrict the amount of additional debt that we and our subsidiaries may incur or limit other activities that could adversely affect our ability to satisfy our obligations under the notes.
The indenture governing the notes contains limited covenants that may not protect your investment in the notes. In particular, the notes and the indenture governing the notes do not limit the amount of unsecured debt that may be incurred by us or our subsidiaries and permits us and our subsidiaries to incur secured debt subject to certain limitations. The incurrence of additional debt by us or any of our subsidiaries may have important consequences for holders of the notes, including making it more difficult for us to satisfy our obligations under the notes, decreasing the market value of the notes and increasing the risk that the credit rating of the notes is lowered or withdrawn. In addition, the notes and the indenture governing the notes do not restrict our ability to, among other things, repurchase our common stock, make investments or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes. The ability of us and our subsidiaries to use funds for numerous purposes may limit the funds available to us to satisfy our obligations under the notes. Furthermore, the indenture governing the notes contains only limited protections in the event of a Change of Control Triggering Event as described in this prospectus supplement. The indenture governing the notes also does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.

We may be unable to purchase the notes upon a change of control.
Upon the occurrence of a Change of Control Triggering Event described in this prospectus supplement, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Change of Control.”
Noteholders may not be able to determine when a change of control has occurred giving rise to such holders’ rights to having their notes repurchased by us following a sale of “all or substantially all” of our assets.
The “Change of Control” definition applicable to the notes as described in “Description of the Notes—Change of Control” includes a clause relating to the sale, conveyance, transfer or lease of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the term “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, a noteholder’s ability to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to another person may be uncertain in some circumstances.
The provisions of the notes will not necessarily protect holders of the notes in the event of a highly leveraged transaction.
The terms of the notes and the indenture governing the notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect holders of the notes, including a reorganization, recapitalization, restructuring, merger or other similar transaction involving us. As a result, we could enter into such a transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the credit ratings of the notes, or, even if they do, may not necessarily constitute a Change of Control Triggering Event that affords you the protections described in this prospectus supplement. If any such transaction should occur, the value of the notes may decline.
Ratings of the notes may affect the market price and marketability of the notes.
Upon issuance, the notes are expected to be rated by Moody’s and S&P. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes and could increase our corporate borrowing costs.

USE OF PROCEEDS
We estimate that we will receive proceeds from this offering of approximately $              million, net of underwriting discounts and estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, including the repayment of outstanding borrowings under our existing credit facility. See “Description of Certain Other Indebtedness.”
Affiliates of certain of the underwriters act as agents and/or lenders under our credit facility and will receive a portion of the net proceeds of this offering in connection with the partial repayment of borrowings under our credit facility. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth our unaudited consolidated cash and cash equivalents, short-term borrowings and total capitalization as of September 30, 2023, on an actual basis and on an as adjusted basis to give effect to the issuance of the notes and the application of net proceeds of this offering as described under “Use of Proceeds”. This table should be read together with “Use of Proceeds,” “Description of Certain Other Indebtedness” and our consolidated financial statements, including the accompanying notes, appearing elsewhere in this prospectus supplement; Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for the year ended December 31, 2022 in our 2022 Annual Report, incorporated by reference in the accompanying prospectus; and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2023, incorporated by reference herein.

	As of September 30, 2023
	Actual	As Adjusted
	(in millions, except share and per share data)
Cash and cash equivalents	$389.5	$
Short-term debt:
Local overdraft facilities	$15.2	$15.2
Other short-term borrowings	102.4	102.4
Total short-term debt	$117.6	$117.6
Long-term debt:
Credit facility(1)	$1,591.4	$
Long-term senior notes, 1.96%, face amount of €175.0, due June 2027(2)	184.8	184.8
Long-term senior notes, 2.21%, face amount of €175.0, due June 2029(3)	184.7	184.7
Notes offered hereby	—
Total long-term debt	$2,078.5	$
Deferred business acquisition obligations	14.3	14.3
Company shareholders’ equity
Common stock, $.01 par value per share, 100,000,000 shares authorized; 52,120,548 shares issued; and 47,612,205 outstanding	0.5	0.5
Additional paid-in capital	2,009.5	2,009.5
Retained earnings	5,624.5	5,624.5
Shares held in trust	(11.4)	(11.4)
Accumulated other comprehensive loss	(671.4)	(671.4)
Total Company shareholders’ equity	$6,044.5	$6,044.5
Noncontrolling interest	118.4	118.4
Total equity	6,162.9	6,162.9
Total capitalization	$8,373.3	$

(1)Net of debt issuance costs of $8.6 million.
(2)Net of debt issuance costs of $0.5 million.
(3)Net of debt issuance costs of $0.6 million.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
Credit Facilities
On June 21, 2016, the Company, Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed the Credit Agreement with a syndicate of lenders. On November 3, 2023, the Company, Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed Amendment No. 5 to the Credit Agreement with a syndicate of lenders.
The Credit Agreement has a borrowing capacity of $3.30 billion and, following Amendment No. 5, has a maturity date of November 3, 2028. Pricing on the credit facility ranges from Adjusted Term SOFR plus 0.875% to 1.35%, with pricing as of September 30, 2023 at Adjusted Term SOFR plus 0.88%, which includes a 2 basis point reduction for reaching this year's Sustainability KPIs embedded in the facility. In addition to outstanding borrowings under the credit facility of $1.60 billion as of September 30, 2023 and $1.23 billion as of December 31, 2022, respectively, we had outstanding letters of credit under the credit facility of $0.4 million and $0.4 million as of September 30, 2023 and December 31, 2022, respectively.
The features of the Credit Agreement provide for:
(i)the leverage ratio covenant to be based on a Net Cash Flow Leverage Ratio, which provides credit for certain cash held by the Company and its restricted subsidiaries;
(ii)a range of pricing from Adjusted Term SOFR plus 0.875% to 1.35% (based on gross Cash Flow Leverage Ratio);
(iii)increased permitted amount for certain new indebtedness; and
(iv)removal of limitations for co-investments.
All obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries as guarantors. The Credit Agreement also contains customary affirmative and negative covenants and events of default.
In November 2022, the Company entered into an uncommitted credit agreement (the “uncommitted facility”), which allows for discretionary short-term liquidity of up to $400.0 million. Interest and fees are set at the time of utilization and calculated on a 360-day basis. Between quarter-end dates, we intend to use the proceeds to reduce indebtedness under the uncommitted facility at a lower interest rate. As such, the uncommitted facility has no outstanding balance as of September 30, 2023 and December 31, 2022, respectively.
Euro Notes
On June 27, 2017, Jones Lang LaSalle Finance B.V. issued €350.0 million of Euro Notes (the “Euro Notes”), consisting of €175.0 million aggregate principal amount of its 1.96% Series A Guaranteed Senior Notes due 2027 and €175.0 million aggregate principal amount of its 2.21% Series B Guaranteed Senior Notes due 2029 pursuant to a Note and Guaranty Agreement.
The Note and Guaranty Agreement provides for certain covenants, including limitations on the ability of the Company and its subsidiaries, as applicable, to engage in mergers, consolidations, asset sales and transactions with affiliates, or to incur liens or subsidiary debt, in each case subject to exceptions. The Note and Guaranty Agreement also contains financial covenants that, among other things, require the Company to maintain a leverage ratio of not more than 3.50 to 1.00 as of the last day of any fiscal quarter and an interest coverage ratio of not less than 3.00 to 1.00 as of the last day of any fiscal quarter. The Company may, at its option, redeem the Euro Notes upon the satisfaction of certain conditions and the payment of a make-whole amount to noteholders, and is required to offer to prepay the Euro Notes following the occurrence of a change of control. The Note and Guaranty Agreement provides for various events of default. The Euro Notes are guaranteed by the Company.

DESCRIPTION OF THE NOTES
General
Jones Lang LaSalle Incorporated will issue $              aggregate principal amount of              % Senior Notes due 20        (the “notes”) under the indenture (the “base indenture”), dated as of November 9, 2012, between Jones Lang LaSalle Incorporated and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture to be entered into upon, and dated as of the date of, the closing of this offering (the “supplemental indenture” and, together with the base indenture, the “indenture”).
When we refer to “Jones Lang LaSalle,” “the Issuer,” “us,” “we,” “our” or “ours” in this section of this prospectus supplement, we refer only to Jones Lang LaSalle Incorporated, a Maryland corporation, and not its subsidiaries. Capitalized terms used but not otherwise defined in this section have the meanings assigned to them in the accompanying prospectus or in the indenture unless updated herein. The terms of the notes include those set forth in the notes, those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and investors are referred to the indenture and the Trust Indenture Act for a statement thereof.
This description is intended to be an overview of the material provisions of the indenture and the notes. This summary is not complete and is qualified in its entirety by reference to the indenture and the notes. You should carefully read the summary below, the description of the general terms and provisions of the Issuer’s debt securities set forth in the accompanying prospectus under “Description of Debt Securities” and the provisions of the indenture before investing in the notes. In the event of any inconsistency between the terms of the notes described in this prospectus supplement and the terms of the debt securities described in the section entitled “Description of Debt Securities” in the accompanying prospectus, the description of the terms of the notes in this prospectus supplement will control with respect to the notes.
Principal, Maturity and Interest
The notes will be initially limited to $              million aggregate principal amount. The notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by global notes (the “global securities”) registered in the name of the nominee of The Depository Trust Company (“DTC”).
The notes will bear interest from              , 2023 at the annual rate set forth on the cover page of this prospectus supplement. Interest will be payable semi-annually in arrears on              and              of each year, beginning on              , 2024, to the persons in whose names the notes are registered in the security register at the close of business on the              or              , as the case may be, immediately preceding the relevant interest payment date until the relevant principal amount has been paid or made available for payment. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.
The notes will mature on              , 20        . We may, from time to time after this offering, without notice to or the consent of the holders of the notes, issue additional notes under the indenture (any such notes, “additional notes”). The notes offered hereby by the Issuer and any additional notes subsequently issued under the indenture will be treated as a single class of notes for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of the Notes” include any additional notes that are actually issued. If any additional notes are not issued in a “qualified reopening” of any other notes for United States federal income tax purposes or if the Issuer otherwise determines that any additional notes should be differentiated from any other notes, such additional notes will have a separate CUSIP number; provided that such additional notes and all other notes will still constitute a single class for all purposes under the indenture. In addition, we may, from time to time, without notice to or the consent of the holders of the notes, issue additional series of debt securities, under the indenture or otherwise, without limitation as to aggregate principal amount. Such debt securities would be a separate series from the notes.
Ranking
The notes will be our senior unsecured obligations and will rank equally in right of payment with all other existing and future senior indebtedness. We guarantee, on an unsecured unsubordinated basis, borrowings of certain of our subsidiaries under our credit facility, which is a $3.30 billion revolving credit facility, and various local overdraft facilities providing for borrowings of up to $59.2 million. At September 30, 2023, after giving effect to the

Financing Transactions, the amount of such borrowings outstanding and guaranteed by us on an unsecured unsubordinated basis would have been $               billion, including $               billion under our credit facility. The notes will not be guaranteed by any of our subsidiaries and so will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. At September 30, 2023, after giving effect to the Financing Transactions, our subsidiaries would have had $               billion of guarantees of indebtedness under our credit facility, $370.6 million of the Euro Notes issued by one of our subsidiaries, $14.3 million of deferred business acquisition obligations and $117.6 million of other indebtedness (other than intercompany debt). See “Risk Factors—Risks Relating to the Notes—The notes will be effectively subordinated to the existing and future liabilities of our subsidiaries.” The notes will also be effectively subordinated to all of our existing and future secured indebtedness, if any, to the extent of the collateral securing such indebtedness. We had no secured indebtedness as of September 30, 2023.
Optional Redemption
Prior to              , 20        (              prior to the maturity date of the notes) (the “par call date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus              basis points less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the par call date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, the Issuer shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Change of Control
Upon the occurrence of a Change of Control Triggering Event, each holder of notes shall have the right to require that the Issuer purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control Triggering Event as described below (but after public announcement of the transaction or transactions that constitute or may constitute a Change of Control Triggering Event), unless we have exercised our option to redeem all the notes as described under “—Optional Redemption,” we will mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) a notice to each holder of notes with a copy to the Trustee (the “Change of Control Offer”) stating:
(1)that a Change of Control Triggering Event with respect to the notes has occurred (or may occur if prior to consummation of the Change of Control) and that such noteholder has the right to require us to purchase such noteholder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);
(2)the circumstances that constitute such Change of Control Triggering Event;
(3)the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and
(4)the instructions, as determined by us, consistent with the covenant described hereunder, that a noteholder must follow in order to have its notes purchased.
We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or if the Issuer has exercised its option to redeem all of the notes pursuant to the provisions described under “—Optional Redemption.”
We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 under the Exchange Act and any other securities laws or regulations to the extent applicable in connection with the purchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control Triggering Event purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Issuer and the underwriters of this offering of notes. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.
Restrictions on our ability to incur additional secured indebtedness are contained in the covenant described under “—Certain Covenants—Limitation on Liens.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.
The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in connection with a Change of Control Offer and the Issuer, or any third party approved in writing by the Issuer making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given that such notice is not given more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Second Change of Control Payment Date.
The provisions under the Indenture relative to our obligation to make an offer to purchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.
For purposes of this discussion of a repurchase of the notes following a Change of Control Triggering Event:
A “Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;
(2)the adoption of a plan relating to the liquidation or dissolution of the Issuer;
(3)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock measured by voting power rather than number of shares; or
(4)we consolidate with, or merge with or into any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving Person immediately after giving effect to such transaction.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and the equivalent rating from any replacement Rating Agency.
“Rating Agencies” means (1) each of S&P and Moody’s; and (2) if either S&P or Moody’s (or any replacement agency therefor contemplated below) ceases to provide ratings services to issuers or investors generally, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by an officer of the Issuer) to act as a replacement agency for S&P or Moody’s (or any previous replacement agency), as the case may be.
“Rating Event” means the ratings of the notes is lowered by both of the Rating Agencies, and thereafter the notes have below an Investment Grade Rating from both of the Rating Agencies, on any day during the period commencing on the date of the first public announcement of the occurrence of a Change of Control or of an arrangement that could result in a Change of Control and ending 60 days following the consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies on the 60th day of such period, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (1) rates the notes below an Investment Grade Rating or (2) publicly announces that it is no longer considering the notes for possible downgrade).
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person,” as that term is used in Section 13(d)(3) of the Exchange Act (other than a holding company satisfying the requirements of this sentence), is the beneficial owner (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of such holding company.
Certain Covenants
The notes will provide that we will be subject to the following covenants for the benefit of the notes.
Restrictions on Liens
We covenant in the notes, for the benefit of the noteholders, that if we or any Restricted Subsidiary after the original issuance date of the notes incurs or guarantees any loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”) secured by a Lien on any Principal Property of Jones Lang LaSalle or any Restricted Subsidiary, or on any share of capital stock of any Restricted Subsidiary or Debt of any Restricted Subsidiary owed to the Issuer or another Subsidiary, we will secure or cause such Restricted Subsidiary to secure the notes equally and ratably with (or, at our option, before) such secured Debt (provided that any Lien created to secure the notes pursuant to the provision described in this sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged without any action on the part of any holder of the notes upon the release and discharge of the Lien that resulted in such provision becoming applicable, unless a default or event of default under the indenture shall then be continuing), unless the aggregate principal amount of all such secured Debt (plus the amount of all Attributable Debt which is not excluded as described below under “—Restriction on Sale and Leaseback Transactions” but without duplication) would not at the time of such incurrence or guarantee exceed 15% of Consolidated Net Assets.
This restriction will not apply to, and there will be excluded from secured Debt in any computation of the above restriction, Debt secured by:
(a)Liens on property (including any shares of capital stock or Debt) of any Person existing at the time such Person becomes a Restricted Subsidiary or is merged into a Restricted Subsidiary;
(b)Liens in favor of us or a Company Subsidiary;
(c)Liens in favor of governmental bodies to secure progress, advance or other payments;

(d)Liens on property (including any shares of capital stock or Debt) existing at the time of acquisition thereof by the Issuer or any of its Subsidiaries of such property (including acquisition through merger or consolidation), or Liens on property to secure the payment of all or any part of the purchase price of such property, or Liens on property to secure any Debt incurred prior to, at the time of, or within 365 days after, the latest of the acquisition of such property or the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, or the construction, repair, alteration, development or improvement thereof;
(e)mechanics’, workmen’s, materialmen’s, landlords’, carriers’ and similar liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) in respect of obligations not due or being contested in good faith;
(f)Liens arising by operation of law in connection with worker’s compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which we or any Subsidiary of ours is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business, in each case in respect of obligations not yet overdue by more than 30 calendar days or being contested in good faith;
(g)survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of us or any Subsidiary of ours or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of our business or that of any Subsidiary of ours;
(h)Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license;
(i)Liens for taxes, assessments or government charges or levies which are not then due or, if delinquent, are being contested in good faith;
(j)Liens (including judgment liens) arising from legal proceedings being contested in good faith or in connection with surety or appeal bonds in connection with bonding judgments or awards from such proceedings;
(k)Liens on assets held by Subsidiaries of ours formed in the ordinary course of business for the sole purpose of investing in real estate or real estate related assets (including, without limitation, securities and loans and advances) and Liens on assets in any real estate funds, separate accounts or investment programs managed, operated or sponsored by any of our Subsidiaries, the majority of which assets, in the aggregate, are so held, or are in real estate funds, separate accounts or investment programs, primarily for the account or for the benefit of investment clients in the ordinary course of business;
(l)Liens on cash collateral with respect to letters of credit and defaulting lender obligations;
(m)Liens resulting from the deposit of funds or evidences of indebtedness in trust for the purposes of defeasance, discharge, redemption or similar action with respect to indebtedness of us or any of our Subsidiaries;
(n)Liens existing at the original issuance date of the notes;
(o)Liens securing the notes; and
(p)any extension, renewal, replacement or refunding of any Lien referred to in the clauses (a) through (o) above.
Notwithstanding the provision described in the first paragraph under “—Restrictions on Liens,” if that provision would require that we secure the notes or cause the notes to be secured by a Lien on any Voting Stock that is issued by any Foreign Subsidiary, we shall be required to so secure the notes (or to cause the notes to be so secured) only to the extent that such Voting Stock to which such Lien would attach would in the aggregate not constitute more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary.
Restriction on Sale and Leaseback Transactions
We covenant in the notes, for the benefit of the noteholders, that we will not ourself, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving any Principal Property, unless after giving effect thereto the aggregate amount of all Attributable Debt with respect to all such transactions (plus without duplication the aggregate principal amount of all secured Debt which is not excluded as described above under “—Restrictions on Liens”) would not at the time exceed 15% of Consolidated Net Assets.
This restriction will not apply to, and there will be excluded from Attributable Debt in any computation of the above restriction, any sale and leaseback transaction if:
•such transaction was entered into prior to the original issuance date;
•the lease is for a period, including renewal rights, of not in excess of three years (or which may be terminated by the Issuer or its Subsidiaries within a period of not more than three years);
•the sale or transfer of the Property is made within 270 days after its acquisition or within 270 days after the later of:
(1)    the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, such property; and
(2)    the commencement of commercial operations thereon;
•the transaction is between us and a Company Subsidiary, or between Company Subsidiaries;
•we or a Restricted Subsidiary would be entitled to incur a Lien on such Property pursuant to clauses (a) through (p) above under “—Restrictions on Liens”; or
•we or a Company Subsidiary, within 270 days after the sale or transfer is completed, applies or enters into a definitive agreement to apply to the retirement of Funded Debt of Jones Lang LaSalle or a Company Subsidiary ranking on a parity with or senior to the notes or Funded Debt of a Company Subsidiary, or to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property), an amount equal to the net proceeds of the sale or transfer of the Principal Property, provided that, in lieu of applying such amount to the retirement of Debt ranking on parity with the notes, the Issuer may deliver notes to the Trustee for cancellation, such notes to be credited at the cost thereof to it.
Restrictions on Mergers, Consolidations and Sales of Substantially all Assets
We covenant in the indenture, for the benefit of the noteholders, that we will not consolidate with or merge into any other Person, or sell, convey, transfer or lease all or substantially all of our assets to any other Person unless:
•the successor Person is a Person organized under the laws of the United States of America (including any state thereof and the District of Columbia) which assumes our obligations in the notes and under the indenture; and
•after giving effect to such transaction, no default or event of default under the indenture has occurred or is continuing.
Upon compliance with these provisions by a successor Person in connection with a consolidation with or merger of us into, or sale, conveyance, transfer or lease to, such successor Person, we (except in the case of a lease) would be relieved of our obligations under the indenture and the notes.
Notwithstanding the foregoing, we need not comply with the provision described in the second bullet point of the first paragraph under “—Restrictions on Mergers, Consolidations and Sales of Substantially all Assets” in connection with (i) a sale, conveyance, transfer or lease between or among us and any Wholly Owned Subsidiaries or (ii) any merger of us with or into any Wholly Owned Subsidiary or (iii) a merger of us with or into an affiliate of ours incorporated or organized solely for the purpose of our reincorporating or reorganizing in another jurisdiction.

No Sinking Fund; Open Market Purchases
We are not required to make any sinking fund payments with respect to the notes; however, under certain circumstances, we may be required to offer to purchase the notes as described under the caption “—Change of Control.” We may at any time and from time to time purchase notes in the open market or otherwise.
Payment, Exchange and Transfer
Payment of principal of, and premium, if any, and interest on, the notes will be payable, and the exchange of and the transfer of notes will be registrable, at the office of the Trustee or at any other office or agency maintained by us for that purpose, subject to the limitations of the indenture. We will not require a service charge for any registration of transfer or exchange of the notes, but it may require payment of a sum sufficient to cover any tax or other governmental charge.
Definitions
Set forth below is a summary of certain of the defined terms used herein or in the indenture. Reference is made to the indenture for the full definition of all terms.
“Attributable Debt” means, as to any particular lease, at the time of determination, the lesser of:
•the fair market value of the property subject to the lease (as determined by us); or
•the total net amount of rent (excluding amounts, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water and utility rates and similar charges and contingent rents) required to be paid by the lessee during the remaining initial term of the lease, discounted at the rate of interest set forth or implicit in the terms of the lease (as determined by us).
“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the place of payment are authorized or required by law, regulation or executive order to close.
“Consolidated Net Assets” means, as of any date of determination, total assets after deducting all current liabilities (excluding the sum of any debt for borrowed money having a maturity of less than 12 months from the date of our most recent publicly available consolidated balance sheet of us and our consolidated Subsidiaries prepared in accordance with GAAP but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) as set forth in our most recent publicly available consolidated balance sheet of us and our consolidated Subsidiaries prepared in accordance with GAAP.
“Company Subsidiary” means a Subsidiary of the Issuer.
“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“Foreign Subsidiary” means (i) any Company Subsidiary that is not a Domestic Subsidiary of ours and any Person more than 50% of the outstanding Voting Stock (measured by voting power rather than number of shares) of which at the date of determination is owned, directly or indirectly, by such Company Subsidiary and/or by one or more other such Persons; (ii) any Company Subsidiary that is a flow-through entity (i.e., a partnership or a disregarded entity) for United States federal income tax purposes and has no material assets other than equity interests of one or more subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended (the “Code”); or (iii) any Company Subsidiary that is a Domestic Subsidiary of a corporation that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code to the extent the incurrence of a Lien by such Company Subsidiary pursuant to the requirements of the provision described in “—Certain Covenants—Restrictions on Liens” would, in our good faith judgment, give rise to material adverse tax consequences.
“Funded Debt” means:
•all indebtedness for money borrowed having a maturity of more than twelve months from the date as of which the determination is made, or having a maturity of twelve months or less but by its terms being renewable or extendible beyond twelve months from such date at the option of the borrower; and
•rental obligations payable more than twelve months from such date under leases which are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included as an asset for the purposes of the definition of Consolidated Net Assets).
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, capital lease or other agreement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the ratings agency business thereof.
“Non-Recourse Debt” means Debt secured by a lien on property or assets to the extent that the liability for the Debt is limited to the security of the property or assets without liability on the part of Jones Lang LaSalle or any Restricted Subsidiary for any deficiency.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
“Principal Property” means any property or asset, whether real, personal or mixed, including, without limitation, current assets and shares of capital stock, but excluding deposit accounts, owned at the original issuance date of the notes or thereafter acquired by us or any Restricted Subsidiary.
“Restricted Subsidiary” means a Company Subsidiary other than any Company Subsidiary engaged principally in the business of mortgage loan origination, sales or servicing and related activities.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the ratings agency business thereof.
“Subsidiary” means, with respect to any Person (such Person, for purposes of this definition, the “specified person”), any corporation or other Person more than 50% of the outstanding Voting Stock (measured by voting power rather than number of shares) of which at the date of determination is owned, directly or indirectly, by the specified person and/or by one or more other Subsidiaries of the specified person.
“Voting Stock” means capital stock (or equivalent equity interest) of a Person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock (or equivalent equity interests) of any other class or classes has or might have voting power upon the occurrence of any contingency).
“Wholly Owned Subsidiary” means any Company Subsidiary of which all the outstanding voting securities (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by us or one or more Wholly Owned Subsidiaries.
Events of Default
The following are events of default with respect to the notes under the indenture:
(a)we do not pay interest on any note within 30 days of its due date;
(b)we do not pay the principal of or any premium on any note when due and payable, at maturity, or upon acceleration or redemption;
(c)we remain in breach of a covenant or warranty in respect of the indenture or any note for 60 days after we receive a written notice of default, which notice must be sent by either the Trustee or holders of at least 25% in principal amount of the outstanding notes;
(d)indebtedness of ours or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, of at least $100.0 million in aggregate principal amount (other than Non-Recourse

Debt) is accelerated which acceleration has not been rescinded or annulled after 30 days notice thereof;
(e)a final judgment for the payment of $100.0 million or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or
(f)we or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, file for bankruptcy, or other events of bankruptcy, insolvency or reorganization specified in the indenture.
If an event of default (other than an event of default specified in clause (g) above), occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal amount of the notes and the accrued and unpaid interest thereon, if any, to be due and payable immediately. If an event of default specified in clause (g) above occurs and is continuing, the principal amount of the notes and the accrued and unpaid interest, if any, thereon will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.
The indenture provides that the Trustee will, within 90 days after the occurrence of a default known to it, give the affected holders of notes notice of all uncured defaults known to it (the term “default” meaning the events of default specified above without grace periods). However, except in the case of default in the payment of principal of or interest on the notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the affected holders of the notes. Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
We must furnish to the Trustee annually a statement by one of our officers certifying that there are no defaults or specifying any default.
The holders of a majority in principal amount of the outstanding notes will have the right, with certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes, and to waive certain defaults with respect thereto. The indenture provides that, if an event of default occurs and is continuing, the Trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of notes unless one or more of the holders of the notes have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby.
Modification of Indenture and Notes
With certain exceptions, the indenture and the notes may be modified or amended with the consent of the holders of not less than a majority in principal amount of the notes affected by the modification or amendment. However, no such modification or amendment may be made, without the consent of the holder of each note affected, which would:
•change the stated maturity of the principal of the notes;
•reduce the principal amount on the notes or the rate of interest thereon or any premium payable upon the redemption of the notes;
•change any place of payment where, or the coin or currency in which, any note or the interest or any premium thereon is payable;
•impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of a redemption, on or after the redemption date);
•reduce the percentage in principal amount of the notes, the consent of holders of which is required to modify or amend the indenture or the notes, or the consent of the holders of which is required for any waiver (of compliance with certain provisions of the indenture subsection or certain defaults therein and their consequences) provided in the indenture; or

•modify any of the provisions under “—Modification of the Indenture and Notes” or “—Events of Default” above, except to increase the percentage in principal amount of holders required under any such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.
Without the consent of any holders of the notes, we and the Trustee may modify or amend the indenture or the notes for, among other things, any of the following purposes:
•to add to the covenants of Jones Lang LaSalle for the benefit of the holders of the notes or to surrender any right or power conferred upon Jones Lang LaSalle in the indenture;
•to add events of default;
•to provide for the issuance of the notes in uncertificated form;
•to evidence the succession of another person to us in compliance with the indenture and the assumption by any such successor of the covenants in the indenture and in the notes;
•to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes in compliance with the indenture and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
•to secure the notes or to release any collateral or lien securing the notes in accordance with the terms of the notes;
•to add guarantors or co-obligors with respect to the notes;
•to cure any ambiguity or omission or to correct or supplement any provision of the indenture or the notes which may be mistaken, defective or inconsistent with any other provision of the indenture or the notes or to
•conform the terms of the indenture that are applicable to the notes to the description of the terms of the notes in this prospectus supplement;
•to add to or change or eliminate any provision of the indenture or the notes as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act or to comply with rules of any applicable depositary, or to comply with the rules or regulations of any securities exchange or automated quotation system on which the notes may be listed or traded;
•to supplement any of the provisions of the indenture or the notes to such extent as necessary to permit or facilitate the defeasance and discharge of the notes, provided that any such action shall not adversely affect in any material respect the interests of the holders of the notes; or
•to make any change that does not adversely affect in any material respect the rights of the holders of the notes.
Defeasance and Covenant Defeasance
We may elect either to:
•be discharged from our obligations with respect to the notes (except as otherwise provided in the indenture) (“discharge”) or
•be released from our obligations with respect to certain covenants that are described in the indenture (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money (or a combination of money and United States government obligations) in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be. As a condition to discharge or covenant defeasance, among others, we must deliver to the Trustee an opinion of counsel to the effect that the beneficial owners of such series of notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such discharge or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge or covenant defeasance had not occurred. In the case of a discharge, such opinion of counsel must refer to or be based on a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. We may exercise our discharge option with respect to the notes notwithstanding our prior exercise of our covenant defeasance option.
If we exercise our covenant defeasance option, payment of the notes may not thereafter be accelerated by reference to any covenant from which we are released as described in the second bullet point in the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on such series of notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.
Satisfaction and Discharge
Upon our written order to the Trustee, the indenture will cease to be of further effect with respect to the notes (except as to any surviving rights of registration of transfer or exchange of the notes expressly provided for in the indenture and rights to receive payments of principal of and premium, if any, and interest on the notes), and the Trustee will execute proper instruments acknowledging satisfaction and discharge of the indenture with respect to the notes, when:
•either:
•all of the notes theretofore authenticated and delivered (other than (A) notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture and (B) notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust, as provided in the indenture) have been delivered to the Trustee for cancellation; or
•all of the notes not theretofore delivered to the Trustee for cancellation,
(A)    have become due and payable, or
(B)    will become due and payable at their stated maturity within one year, or
(C)    are to be called for redemption within one year under arrangements satisfactory to the trustee, and we, in the case of (A), (B) or (C) above, have deposited or caused to be deposited with the Trustee or paying agent an amount sufficient to pay and discharge the entire indebtedness on the notes for principal and premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the stated maturity or redemption date, as the case may be;
•we have paid or caused to be paid all other sums payable by us under the indenture with respect to the notes; and
•we have delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture with respect to the notes have been complied with.
Depositary; Global Notes
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not

Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(1)upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and
(2)ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).
Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture.
Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, neither the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:
(1)any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised the Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Limited Liability of Certain Persons
The indenture provides that none of the past, present or future incorporators, partners, stockholders, other equity holders, officers, directors, employees or controlling persons of Jones Lang LaSalle, or of any predecessor or successor entity, shall have any personal liability in respect of our obligations under the indenture or the notes by reason of his, her or its status as an incorporator, partner, stockholder, other equity holder, officer, director, employee or controlling person. Each holder of the notes, by accepting a note, waives and releases all such liability. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that any such waiver is against public policy.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.
Information Concerning the Trustee
The Bank of New York Mellon Trust Company, National Association, as trustee under the indenture, has been appointed by us as paying agent and registrar with regard to, and will also serve as DTC’s custodian for, the notes. The Trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee. The Bank of New York Mellon, an affiliate of the Trustee, is a lender under our credit facility.
The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain certain limitations on the rights of the Trustee, should it become our creditor, to obtain payment of claims, or to realize on certain property received in respect of any claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; however, if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate that conflict or resign.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes as of the date hereof to non-U.S. holders (as defined below) that acquire notes for cash at their original issue price pursuant to this offer. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, traders in securities who elect to apply a mark-to-market method of accounting, persons that have a functional currency other than the U.S. dollar, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this discussion does not address the consequences of the alternative minimum tax, or any state, local or non-U.S. tax consequences, the unearned income Medicare contribution tax, or any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.
For purposes of this summary, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, or is treated as, a citizen or individual resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b)(3) of the Code, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person. A “non-U.S. holder” means any beneficial owner (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a “U.S. holder.”
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner, member or owner in the partnership generally will depend on the status of the partner, member or owner and the activities of such partnership. Partners, members or owners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Prospective investors are urged to consult their tax advisors with regards to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other federal tax laws and any tax treaties.
U.S. Holders
Stated Interest
It is expected, and the following discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of the Notes
A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference, if any, between the amount realized upon the disposition (less any portion allocable to accrued and unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be the price such U.S. holder paid for the note, reduced by any cash payments received under the note other than stated interest. Any gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the note for more than one year. Otherwise, such gain or loss will be a short-
34

term capital gain or loss. In general, long-term capital gains of non-corporate U.S. holders are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations under the Code.

Non-U.S. Holders
Interest
Subject to the discussion below regarding information reporting, backup withholding, and additional withholding requirements, generally, interest income paid to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States), provided that the non-U.S. holder:
(3)does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of all classes of our voting stock;
(4)is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and
(5)certifies to its non-U.S. status on IRS Form W-8BEN or W-8BEN-E.
A non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). In addition, under certain income tax treaties, the U.S. withholding rate on interest payments may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing an IRS Form W-8BEN or W-8BEN-E). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder will generally be subject to U.S. withholding tax, currently imposed at 30%.
Sale or Other Taxable Disposition of the Notes
Subject to the discussion below regarding information reporting and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of a note, unless:
(6)the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or
(7)in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.
Information Reporting and Backup Withholding
A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding on, and to information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption or retirement of, the Notes. In general, if a non-corporate U.S. Holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply. Non-U.S. Holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Withholding taxes may be imposed under the provisions of the Code generally known as the Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on interest on, or (subject to proposed U.S. Treasury Regulations as discussed below) gross proceeds from the sale or disposition of, the notes paid to a “foreign financial institution” or a “nonfinancial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner (by providing an IRS Form W-8BEN-E or other applicable IRS form) or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E or other applicable IRS form). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements.
Information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.
Under the applicable Treasury regulations, withholding under FATCA generally applies to payments of interest on the notes from such notes’ date of issuance. Proposed U.S. Treasury Regulations have been issued that provide for the repeal of the 30% withholding tax on all payments of gross proceeds from the sale, exchange or disposition of the notes, and taxpayers may rely upon these proposed U.S. Treasury Regulations until the issuance of final U.S. Treasury Regulations. Non-U.S. holders are urged to consult with their tax advisors regarding the application of FATCA to their ownership of the notes. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If amounts are withheld under FATCA, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to holders of the notes in respect of any amounts withheld.
Prospective holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.
The preceding discussion is not intended to be a complete discussion of all the applicable tax consequences to a holder of purchasing, owning or disposing of the Notes. Prospective investors are urged to consult their tax advisors with regards to the applicable of the tax consequences of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER BENEFIT PLAN INVESTORS
The following is a summary of certain considerations associated with an investment in the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any federal, state, local or non-U.S. laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities and accounts whose underlying assets are considered to include “plan assets” of any such employee benefit plans, plans, accounts or arrangements (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the notes using a portion of the assets of any Plan, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, Section 4975 of the Code and any other applicable Similar Laws.
Each Plan should consider the fact that none of the Company, the underwriters or any of their respective affiliates (collectively, the “Transaction Parties”) will act as a fiduciary to any Plan with respect to the decision to purchase or hold the notes, and is not undertaking to provide any advice or recommendation, or to act in a fiduciary capacity, with respect to the decision to purchase or hold the notes in this offering. The decision to purchase and hold the notes must be made solely by each prospective Plan purchaser on an arm’s length basis.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving ERISA Plans with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The Company and its direct and indirect subsidiaries may be considered “parties in interest” or “disqualified persons” with respect to a large number of ERISA Plans. Accordingly, the acquisition and/or holding of notes by an ERISA Plan may constitute or result in a direct or indirect prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory or administrative prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation: PTCE 84-14, respecting transactions determined by independent qualified professional asset managers; PTCE 90-1, respecting transactions involving insurance company pooled separate accounts; PTCE 91-38, respecting transactions involving bank collective investment funds; PTCE 95-60 respecting transactions involving life insurance company general accounts; and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets an ERISA Plan involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that all of the conditions of these or any other exemptions will be satisfied with respect to any particular transaction involving the notes, or that if an exemption is available, it will cover all aspects of any particular transaction involving the notes.

Non-U.S. plans, U.S. governmental plans and certain U.S. church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or violation of any applicable Similar Laws.
Investor Representation
Each purchaser and subsequent transferee of the notes (or any interest therein) will, by its acquisition and holding thereof, be deemed to have represented and warranted that either (i) it is not a Plan and is not directly or indirectly acquiring the notes (or any interest therein) for, on behalf of, or with the assets of any Plan or (ii) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. The sale of notes to a Plan is in no respect a representation by the Transaction Parties that such an investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)
Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp., and HSBC Securities (USA) Inc. are acting as representatives (the “Representatives”) of the several underwriters named below. Under the terms and conditions contained in the underwriting agreement between us and the underwriters, the underwriters named below have agreed to purchase from us, severally and not jointly, the principal amounts of notes offered by this prospectus supplement at the public offering price less the underwriting discounts and commissions set forth for the notes on the cover page of this prospectus supplement:

Underwriter	Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	$
J.P. Morgan Securities LLC
BofA Securities, Inc.
BMO Capital Markets Corp.
HSBC Securities (USA) Inc.
Total	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. In the underwriting agreement, the Company has agreed that it will not, and will not permit any of its subsidiaries to, offer, sell, contract to sell or otherwise dispose of, any securities of the Company that are substantially similar to any series of notes prior to the closing of this offering without the prior consent of the Representatives. The underwriters may offer and sell notes through their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have been advised by the underwriters that the underwriters propose to offer the notes to the public at the public offering price for each series of Notes set forth on the cover page of this prospectus supplement. After commencement of the offering, the offering prices and other selling terms may be changed by the underwriters.
The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

Paid by Us
Per Note	%
Total	$

We estimate that the expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $              .
The notes are not listed on any securities exchange or included in any quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
We have agreed to indemnify (and, if indemnification is unavailable or insufficient, contribute to) the several underwriters and certain controlling persons against certain liabilities, including liabilities under the Securities Act.
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for, or the purchase of, notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. For example, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities LLC, Bank of America, N.A., an affiliate of BofA Securities, Inc., Bank of Montreal, an affiliates of BMO Capital Markets Corp. and HSBC Continental Europe and HSBC Bank USA, National Association, each an affiliate of HSBC Securities (USA) Inc., are lenders under our credit facility.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates are likely to hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Conflicts of Interest
Affiliates of certain of the underwriters act as agents and/or lenders under our credit facility and will receive a portion of the net proceeds of this offering in connection with the partial repayment of borrowings under our credit facility. See “Use of Proceeds.” Affiliates of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., BMO Capital Markets Corp. and HSBC Securities (USA) Inc., which are participating underwriters, may receive more than 5% of the net offering proceeds, not including underwriting compensation, as lenders under our credit facility. Accordingly, those participating underwriters may have a “conflict of interest,” as defined by FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are investment grade rated securities.
Settlement
We expect that delivery of the notes will be made to investors on or about              , 2023, which will be the              business day following the date of this prospectus supplement (such settlement being referred to as “T+              ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes hereunder prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+              , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

Selling Restrictions
PRIIPs Regulation / Prospectus Regulation / Prohibition of sales to EEA retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of sales to United Kingdom retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to produce a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to and directed at persons outside the UK and those persons in the UK who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, and who are also (i) persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or, as amended, the Financial Promotion Order), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order. We refer to each such person as a “relevant person”. In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Notice to Prospective Investors in the United Kingdom
The underwriters have represented, warranted and agreed that:
•they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of the notes included in this offering in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes included in this offering in, from or otherwise involving the UK.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS
Certain legal matters with respect to the validity of the notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters relating to Maryland law will be passed upon for us by Womble Bond Dickinson (US) LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Jones Lang LaSalle Incorporated and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospects do not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and accompanying prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, on our website at www.jll.com, under the investor relations portion of our website. The content of our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them (Commission File Number 001-13145), which means that (i) we can disclose important information to you by referring you to those documents and (ii) those documents are considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023 (including those portions of our definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the SEC on April 14, 2023, incorporated therein by reference);
•our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2023, filed with the SEC on May 4, 2023; June 30, 2023, filed with the SEC on August 3, 2023; and September 30, 2023, filed with the SEC on November 2, 2023;
•our Current Reports on Form 8-K, filed with the SEC on March 9, 2023 (Item 5.02 only), May 25, 2023 and November 6, 2023; and
•the description of our common stock, which is filed as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, which updates the description contained in our registration statement on Form 8-A filed with the SEC on June 27, 1997, as amended by any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering of securities to which this prospectus relates (in each case, other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.
You may electronically access these documents through our website, www.jll.com, under the investor relations portion of our website. We are not incorporating the contents of the website into this prospectus. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Investor Relations
Tel: (312) 782-5800

PROSPECTUS
Jones Lang LaSalle Incorporated
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Purchase Units

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) depositary shares, (v) warrants, (vi) subscription rights, (vii) purchase contracts and (viii) purchase units.
We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
Our common stock is listed on The New York Stock Exchange under the trading symbol “JLL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, directly to purchasers, or through agents or dealers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 17 of this prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Our principal executive offices are located at 200 East Randolph Drive, Chicago, Illinois 60601, and our telephone number is (312) 782-5800.
The date of this prospectus is September 18, 2023.

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About This Prospectus
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that securities are offered, a prospectus supplement containing specific information about the terms of that offering will be provided, including the terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and the applicable prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find More Information” on page ii of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement and the other information to which we refer you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.
Unless otherwise stated or the context otherwise requires, as used in this prospectus, the terms “JLL,” “Jones Lang LaSalle,” “the Company,” “we,” “us” and “our” refer to Jones Lang LaSalle Incorporated and its consolidated subsidiaries.
You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or the applicable prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or the applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or the applicable prospectus supplement or in our affairs since the date of this prospectus or the applicable prospectus supplement.

Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, on our website at www.jll.com, under the investor relations portion of our website. The content of our website is not a part of this prospectus.
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The SEC allows us to “incorporate by reference” the information we file with them (Commission File Number 001-13145), which means that (i) we can disclose important information to you by referring you to those documents and (ii) those documents are considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023 (including those portions of our definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the SEC on April 14, 2023, incorporated therein by reference);
•our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2023, filed with the SEC on May 4, 2023, and June 30, 2023, filed with the SEC on August 3, 2023;
•our Current Reports on Form 8-K, filed with the SEC on March 9, 2023 (Item 5.02 only) and May 25, 2023; and
•the description of our common stock, which is filed as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, which updates the description contained in our registration statement on Form 8-A filed with the SEC on June 27, 1997, as amended by any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of the offering of securities to which this prospectus relates (in each case, other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.
You may electronically access these documents through our website, www.jll.com, under the investor relations portion of our website. We are not incorporating the contents of the website into this prospectus. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Investor Relations
Tel: (312) 782-5800
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Jones Lang LaSalle Incorporated
This summary highlights certain information about JLL. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, the applicable prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section above entitled “Where You Can Find More Information.”
JLL is a leading professional services firm that specializes in real estate and investment management. We shape the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. We provide services for a broad range of clients who represent a wide variety of industries and are based in markets throughout the world. Our clients vary greatly in size and include for-profit and not-for-profit entities, public-private partnerships and governmental entities. Through LaSalle Investment Management, we invest for clients on a global basis in both private assets and publicly traded real estate securities.
We organize our operations around five global business segments: (i) Markets Advisory, (ii) Capital Markets, (iii) Work Dynamics, (iv) JLL Technologies and (v) LaSalle. Markets Advisory offers a wide range of real estate services, including agency leasing and tenant representation, property management, advisory and consulting services. Capital Markets service offerings include investment sales, equity and debt advisory, loan servicing and valuation advisory. Our Work Dynamics business provides a broad suite of integrated services to occupiers of real estate, including facility and project management, as well as portfolio and other services. Our JLL Technologies segment offers software products, solutions and services, while LaSalle provides investment management services on a global basis to institutional investors and high-net-worth individuals.
JLL, incorporated in 1997, is a Maryland corporation. Our principal executive offices are located at 200 East Randolph Drive, Chicago, Illinois 60601, and our telephone number is (312) 782-5800. Our website is www.jll.com. The content of our website is not a part of this prospectus. We use JLL as our principal trading name. Jones Lang LaSalle Incorporated remains our legal name. JLL is a registered trademark in the countries in which we do business, as is our logo. In addition, LaSalle Investment Management, which uses LaSalle as its principal trading name, is a wholly-owned subsidiary of Jones Lang LaSalle Incorporated. LaSalle is also a registered trademark in the countries in which we conduct business, as is its logo. Our common stock is listed on The New York Stock Exchange under the symbol “JLL.”

Risk Factors
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and the applicable prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings with the SEC under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.
Cautionary Note Regarding Forward-Looking Information
Certain statements in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may also be included in our other public filings, press releases, our website, and oral and written presentations by management.
Statements in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan” and variations thereof and similar terms, are intended to be forward-looking statements. Such statements relate to our intent, belief and current expectations about our strategic direction, prospects and future results, and give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts.
Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made.
Forward-looking statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. Some of these risks, uncertainties, assumptions, and other factors are described in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings with the SEC under the Exchange Act, each of which is incorporated by reference herein, and also may be included in any prospectus supplement.
You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake to update any forward-looking statements to reflect events, circumstances, developments, changes in expectations or the occurrence of unanticipated events after the date of those statements.

Use Of Proceeds
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, which may include acquisitions, repayment or refinancing of debt, stock repurchases and other business opportunities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

Description Of Capital Stock
The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Maryland General Corporation Law, as amended (the “MGCL”), our Articles of Restatement (our “charter”) and our Third Amended and Restated Bylaws (our “bylaws”). Copies of our charter and bylaws have been previously filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
As used in this “Description of Capital Stock,” the terms “the Company,” “we,” “our” and “us” refer to Jones Lang LaSalle Incorporated, a Maryland corporation, and do not, unless otherwise specified, include our subsidiaries.
Capital Stock
Our authorized capital stock consists of (i) 100,000,000 shares of common stock, $0.01 par value per share, and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share. As of September 6, 2023, we had 52,120,548 shares of common stock issued, with 47,668,357 shares of common stock outstanding and 4,452,191 shares of common stock held as treasury shares, and no shares of preferred stock issued.
Our board of directors is authorized to classify and reclassify any unissued portion of the authorized shares of any class of capital stock by fixing or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares of capital stock. This authority includes the classification or reclassification of such shares into classes with preferential rights and the division and classification of any class into one or more series.
Common Stock
Voting. Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as disclosed herein or as required by law, our charter or our bylaws, action at a meeting of stockholders at which a quorum is present is by a majority of votes cast by stockholders entitled to vote, voting as a single class. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election.
Dividends. Holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.
No Preemptive Rights. Holders of our common stock have no conversion, preemptive or other rights to subscribe for any securities of ours, and there are no redemption or sinking fund provisions with respect to such shares.
Liquidation Rights. In the event of any liquidation or dissolution of us or winding-up of our affairs, holders of common stock will be entitled to share ratably in the assets of the Company remaining after payment of, or adequate provision for payment of liabilities, to creditors, subject to the right of holders of preferred stock or any other class of our capital stock having preference over our common stock, if any, to receive preferential distributions.
Other Rights. The rights, preferences and privileges of holders of common stock are subject to applicable law and the rights of the holders of any shares of preferred stock and any additional classes of stock which we may issue in the future.
Preferred Stock
Our charter authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix for each such class or series the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Our board of directors is authorized to, among other things, provide that any such class or series of preferred stock may be (i) subject to redemption at such time or times and at such price or prices as our board may establish; (ii) entitled to receive dividends (which may be cumulative, cumulative to a limited extent or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our board may establish; (iii) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our board may establish; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our board may establish. Issuance of preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. As of the date hereof, no shares of preferred stock are outstanding, and we have no present plans to issue any such stock.
Additional Classes of Stock
Additional classes of stock may be issued from time to time, in one or more series, as authorized by our board of directors upon classification or reclassification of any shares of our capital stock. Prior to the issuance of shares of each series, our board of directors is required by the MGCL and our charter to set for each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted under the MGCL. Our board of directors could authorize the issuance of capital stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the common stock might believe to be in their best interests or in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then market price of such common stock. As of the date hereof, no such additional classes of stock are outstanding, and we have no present plans to issue any such stock.
Liability of Directors and Officers; Indemnification
Our charter contains provisions that eliminate the personal liability of a director or officer to us and our stockholders for breaches of duty to the maximum extent provided by Maryland law. Under Maryland law, however, these provisions do not eliminate or limit the personal liability of a director or officer (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding. These provisions do not affect our ability or that of our stockholders to obtain equitable relief, such as an injunction or rescission.
Our charter and bylaws provide that we shall indemnify and advance expenses to our directors and officers to the maximum extent permitted by Maryland law, provided that we will not be obligated to indemnify any director or officer in connection with any proceeding initiated by such director or officer (except for proceedings to enforce rights to indemnification) unless such proceeding was authorized or consented to by our board of directors. Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify any director or officer made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the director or officer actually received an improper personal benefit or profit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Maryland law and our charter permit us to indemnify our employees and agents to the same extent as our directors and officers and to such further extent as is consistent with law.
We maintain directors’ and officers’ liability insurance and have also previously entered into indemnification agreements with certain of our directors and certain of our officers under which we will indemnify such persons against expenses and losses incurred for claims brought against them by reason of being a director or officer of the Company. The indemnification agreements indemnify and advance expenses to our directors and officers to the fullest extent permitted by the MGCL.
Certain Charter, Bylaw and Statutory Provisions Affecting Stockholders
Certain provisions in our charter and bylaws and the MGCL may have the effect of delaying, deferring or preventing a change of control of the Company or may operate only with respect to extraordinary corporate transactions involving the Company.
Removal of Directors
Our charter provides that a director may be removed by the stockholders, but only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Company’s then outstanding capital stock entitled to vote generally in the election of directors. The director removal provision could have the effect of discouraging a potential acquiror from making a tender offer or initiating a proxy contest or otherwise attempting to gain control of the Company and could increase the likelihood that incumbent directors will retain their positions.
Advance Notice of Stockholder Proposals or Nominations
Our bylaws provide that stockholders at an annual meeting may only consider proposals or nominations brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the determination of stockholders entitled to vote at such annual meeting and who has given to the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring a proposal or nomination before the meeting. Such requirements do not affect the rights of our stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. In addition to certain other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, such stockholder generally must have given notice thereof in proper written form to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Special Meetings of Stockholders
Pursuant to the MGCL, our charter and bylaws permit stockholders to call special meetings of stockholders only upon written request of stockholders owning at least 30% of our capital stock that is issued and outstanding and entitled to vote at the meeting. Our bylaws provide that only business specified in the notice of a special meeting will be conducted at such meeting. Such provisions do not, however, affect the ability of stockholders to submit a proposal to the vote of all stockholders of the Company at an annual meeting in accordance with our bylaws, which provide for the additional notice requirements for stockholder nominations and proposals at the annual meetings of stockholders as described above. In addition, pursuant to the MGCL, our charter and bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written consent, if a unanimous written consent which sets forth such action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat is filed with the records of stockholders meetings.
Amendments
Our charter provides that the affirmative vote of the holders of at least 80% of the then outstanding shares of common stock is required to amend, alter, change or repeal certain of its provisions including provisions relating to the removal of directors for cause, the calling of special meetings of stockholders and the 80% super-majority vote requirement. This requirement of a super-majority vote to approve amendments to certain provisions of our charter could enable a minority of the Company’s stockholders to exercise veto power over any such amendments.
Business Combinations
Under the MGCL provisions referred to as the Maryland Business Combination Act, certain “Business Combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an “Interested Stockholder”) or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) 66-2/3% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the Business Combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. Pursuant to the MGCL, these provisions also do not apply to Business Combinations which are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

Pursuant to the MGCL, our board of directors has exempted in our charter any Business Combination involving DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership and any present or future affiliate or associate of DEL-LPL Limited Partnership or DEL-LPAML Limited Partnership, or any person acting in concert with any of the foregoing persons. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to Business Combinations between us and any of them. As a result, DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership (and any present or future affiliate or associate of either entity or any person acting in concert with any of them) may be able to enter into Business Combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the MGCL. The Maryland Business Combination Act may also discourage others from trying, and increase the difficulty of consummating an offer, to acquire control of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.
Listing
Our common stock is listed on The New York Stock Exchange under the symbol “JLL.”

Description Of Debt Securities
We may offer debt securities in one or more series, which may be senior, subordinated or junior subordinated, and which may be convertible into another security. In this “Description of Debt Securities” section, the words “we,” “us” and “our” refer to Jones Lang LaSalle Incorporated and not any of its subsidiaries.
The following briefly describes certain general terms of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general terms may apply to such debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under the indenture dated as of November 9, 2012 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture or any applicable supplemental indenture by the Trust Indenture Act of 1939, as amended (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will describe the terms of such debt securities. These terms may include the following:
•the title and aggregate principal amount of such debt securities and any limit on the aggregate principal amount;
•whether such debt securities will be senior, subordinated or junior subordinated;
•any applicable subordination provisions;
•the maturity date(s) or method for determining the same;
•the interest rate(s) or the method for determining the same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;
•whether such debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•redemption or early repayment provisions;
•authorized denominations;
•if other than the principal amount, the principal amount of such debt securities payable upon acceleration;
•place(s) where payment of principal and interest may be made, where such debt securities may be presented and where notices or demands upon us may be made;
•whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•amount of discount or premium, if any, with which such debt securities will be issued;
•any covenants applicable to such debt securities;
•defaults and events of default applicable to such debt securities;
•the guarantors, if any, of such debt securities and the terms of such guarantors’ guarantees of such debt securities (including provisions relating to seniority, subordination and release of the guarantees);
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which the holders of such debt securities or we can select the payment currency;
•our obligation or right to redeem, purchase or repay such debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of such debt securities;
•whether such debt securities will be secured or unsecured and, if such debt securities are to be secured, the terms on which such debt securities will be so secured;
•provisions granting special rights to holders of such debt securities upon occurrence of specified events;
•compensation or reimbursement of the trustee of such series of debt securities;
•provisions for the defeasance of such debt securities or provisions related to satisfaction and discharge of the indenture;

•provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•any other terms of such debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).
General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than United States dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain United States federal income tax considerations applicable to the debt securities will be set forth in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture is, and the debt securities will be, governed by and construed in accordance with the law of the State of New York.
Concerning the Trustee
We anticipate appointing the trustee under the indenture as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates currently provide, and may in the future provide, banking, trust and other services to us in the ordinary course of their respective businesses. There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture.

Description Of Depositary Shares
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
We have summarized some common provisions of a deposit agreement and the related depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the deposit agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the description of terms herein will be deemed superseded by that description in the prospectus supplement.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.
Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the Bank Depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the deposit agreement.

Description Of Warrants
This section describes the general terms and provisions of our warrants that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We refer to these collectively as “warrants.” When we refer to a series of warrants in this section, we mean all warrants issued as part of the same series under any applicable agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.
We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement.
The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and warrant and the applicable prospectus supplement for more specific information.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•the offering price;
•the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•the number of warrants offered;
•the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;
•the exercise price and the amount of securities you will receive upon exercise;
•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•the rights, if any, we have to redeem the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•the date on and after which the warrants and the related securities will be separately transferable;
•United States federal income tax consequences;
•the name of the warrant agent; and
•any other material terms of the warrants.
After your warrants expire, they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

Description Of Subscription Rights
We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities of the Company. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights that we may offer will describe the specific terms of the subscription rights. These terms may include the following:
•the price, if any, for the subscription rights;
•the exercise price payable for each share of common stock, share of preferred stock, debt security or other security upon the exercise of the subscription right;
•the number of subscription rights issued to each securityholder;
•the number and terms of each share of common stock, share of preferred stock, debt security or other security that may be purchased per each subscription right;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

Description Of Purchase Contracts And Purchase Units
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, shares of preferred stock or debt securities at a future date or dates. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as purchase units, each consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including United States Treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase the securities under the applicable purchase contract. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis in whole or in part.
The applicable prospectus supplement will describe the terms of the purchase contracts or purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or purchase units, which will be filed with the SEC each time we issue purchase contracts or purchase units. If any particular terms of the purchase contracts or purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the purchase units and the purchase contracts will also be discussed in the applicable prospectus supplement.

Plan Of Distribution
We may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

•the type and terms of the securities being offered;
•the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;
•the purchase price of the securities;
•the proceeds we will receive from the sale of the securities;
•the names of the securities exchanges, if any, on which the securities are listed;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;
•any initial public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any commissions paid to agents and any delayed delivery arrangements.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we may transfer the securities by other means not described in this prospectus.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

Sale Through Underwriters or Dealers

If we use underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on The New York Stock Exchange, will be a new issue and will have no established trading market. We may elect to list any of the offered securities on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Legal Matters
Unless otherwise indicated in the applicable prospectus supplement accompanying this prospectus, certain legal matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois, and Womble Bond Dickinson (US) LLP, Baltimore, Maryland. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.
Experts

The consolidated balance sheets of Jones Lang LaSalle Incorporated and its subsidiaries as of December 31, 2022 and 2021, the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2022, the related notes, and management’s effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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Jones Lang LaSalle Incorporated
% Senior Notes due 20

Preliminary Prospectus Supplement
, 2023
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